UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2019
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	7733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant

On March 11, 2019, Vonage Holdings Corp. (the “Company”) entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement (the “March 2019 Amendment”), by and among the Company, Vonage America Inc. (“Holdings” and, together with the Company, the “Borrowers”), the Lenders (as defined below) party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2018 (the “Credit Agreement”), by and among the Borrowers, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent. The senior secured credit facilities described in the Credit Agreement consist of a $500 million revolving credit facility and a $100 million term loan facility.

Amendment Terms

The following description summarizes the material terms of the March 2019 Amendment:

•
modification of the definition of “Change of Control” in the Credit Agreement to include a “fundamental change” and “make-whole fundamental change” under and as defined in certain agreements governing indebtedness of Holdings and its subsidiaries;

•
modification of the definition of “Consolidated EBITDA” in the Credit Agreement to permits the adding back of certain non-cash purchase accounting adjustments and any adjustments as required by the application of certain provisions of the FASB Accounting Standards Codification;

•
modification of the definition of “Indebtedness” in the Credit Agreement to exclude obligations of Holdings in respect of certain permitted unsecured securities offerings and certain permitted derivative transactions;

•	modification of the definitions of “Specified Swap Obligation” and “Swap Contract” in the Credit Agreement to exclude certain permitted derivative transactions;

•
modification of the negative covenants set forth in the Credit Agreement to permit the issuance and conversion of certain unsecured securities offerings, the entry into certain derivative transactions and certain transactions entered into and restricted payments made in connection therewith;

•
modification of Section 6.11(a)(i) of the Credit Agreement to, among other amendments, increase the financial covenant applicable to the first adjusted covenant period permitted therein from 3.50x for a specified quarter and the three consecutive fiscal quarters thereafter to 3.50x at the end of a specified quarter, 3.75x for the three consecutive fiscal quarters thereafter, 3.50x for the fourth fiscal quarter thereafter and 3.25x for the fifth fiscal quarter thereafter; and

•
modification of clause (e) of Article VII of the Credit Agreement to exclude certain transactions entered into in connection with certain unsecured securities offerings from triggering an event of default.

The foregoing description of the March 2019 Amendment does not purport to be complete and is qualified in its entirety by reference to the March 2019 Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

See accompanying Exhibit Index for a list of the exhibits filed with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1
Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated March 11 2019, by and among Vonage America Inc., Vonage Holdings Corp., JP Morgan Chase Bank, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	March 15, 2019	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer and Secretary